                                                                    EXHIBIT 99.1

                                                       INVESTOR CONTACT:
                                                       Claudia Pieropan
                                                       Chief Financial Officer
                                                       (949) 936-8122
                                                       www.hineshorticulture.com



                HINES HORTICULTURE REPORTS 2003 YEAR END RESULTS
                       SALES UP $1.7 MILLION FOR THE YEAR

Irvine, California - March 11, 2004 - Hines Horticulture, Inc. (NASDAQ: HORT) today reported operating results for the fourth quarter and twelve months ended December 31, 2003.

FOURTH QUARTER RESULTS
----------------------

Net sales for the fourth quarter of 2003 were $40.6 million, unchanged from the same period a year ago. During the quarter, strong sales generated in the Sunbelt Markets were somewhat offset by a decrease of orders in the Southeast. However, the Company had anticipated this decline and accordingly reduced production to better align with sales.

Gross profit for the fourth quarter of 2003 decreased to $17.2 million, or 42.4% of net sales, from $17.9 million, or 44.0% of net sales, for the comparable period in 2002. This decline was primarily the result of increased scrap rates on bedding plants as well as a decline in sales in the Southeast, a region that typically produces higher margin products during this period.

The Company incurred an operating loss in the fourth quarter of 2003 of $1.5 million compared with an operating loss of $1.2 million for the same period in 2002. However, excluding the gain on sale of land of $0.7 million that occurred by the fourth quarter of 2002, the Company reported a slight improvement in operating loss for 2003, which was mainly due to lower general and administrative costs driven by effective cost management initiatives and the reorganization that took place in late 2002 and early 2003.

Other expenses for the fourth quarter of 2003 were $5.7 million compared with $6.8 million for the comparable period in 2002. This decrease was primarily the result of the impact of the fair value adjustment on the Company's interest rate swap.

The loss from continuing operations for the fourth quarter of 2003 improved to $4.2 million, or ($0.19) per diluted share, versus the year ago loss of $4.7 million, or ($0.21) per diluted share. During the quarter, the Company recorded income from discontinued operations, net of tax, of $0.1 million compared to $1.6 million in the fourth quarter of 2002. As a result, the Company incurred a higher net loss of $4.1 million, or ($0.18) per diluted share, from $3.1 million, or ($0.14) per diluted share, last year.

TWELVE MONTH RESULTS
--------------------

Net sales for the twelve months ended December 31, 2003 were $338.3 million compared with $336.5 million a year ago. This increase was driven primarily by strong sales of patio-ready type products due to improved market penetration in the Midwest and Northeast markets, robust sales of bedding plants in the South, and expanded sales of shrubs and perennials in the Rocky Mountain and Midwest markets. These increases were somewhat offset by the soft retail environment we experienced during the first quarter of 2003 and sluggish sales during the first six months of the year in the Midwest and Northeast resulting from cold, wet weather that persisted late into spring.

Gross profit in 2003 was $170.4 million, or 50.4% of net sales, compared to $169.6 million, or 50.4% of net sales, in 2002. Better inventory management through our store service programs and certain changes in product mix improved our margins throughout the year. However, during the third quarter, increased scrap rates for bedding plants and the need for selective price discounting countered any increase in year over year margins.

Operating income for the period was $44.7 million compared with $47.2 million last year. This difference was heavily impacted by $1.6 million of severance costs in 2003 and $2.8 million of nonrecurring income, which mainly consisted of a gain from sale of our property in Hillsboro, Oregon, during the comparable period in 2002.

Other expenses for the period increased to $35.2 million compared with $33.9 million a year ago due mainly to the loss on debt extinguishment during the third quarter offset by the impact of the fair value adjustment on the Company's interest rate swap.

Income from continuing operations for 2003 was $5.6 million, or $0.25 per diluted share, versus income of $7.9 million, or $0.36 per diluted share, last year. As a result of the Canadian tax refund recorded during the third quarter of 2003, the Company had income from discontinued operations, net of tax, of $4.1 million during 2003 compared to a loss of $5.4 million during 2002. This resulted in net income for the period of $9.7 million, or $0.44 per diluted share, compared with a net loss of $52.7 million, or ($2.39) per diluted share, last year. The net loss during 2002 was heavily impacted by a $55.1 million charge stemming from the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

CEO HIGHLIGHTS
--------------

Chief Executive Officer, Robert A. Ferguson, stated, "We are extremely pleased with our performance during 2003 as well as our ability to succeed in the face of adversity. After experiencing a $10 million shortfall in revenue heading into April, 2003, the Company finished the year up $1.7 million in sales from 2002. This turnaround was an extraordinary accomplishment for us, and more notably, a real testament to the commendable job done by all of our employees, especially our sales organization."

"Despite our numerous accomplishments in 2003 and the plans we have established for 2004, we remain cautiously optimistic as we look toward 2004. During the coming months, we will continue to diligently follow the management plan that we established, focusing our efforts on generating incremental sales, managing our costs and improving operating efficiencies, while transitioning our business to grow the future value we bring to our shareholders and customers. We continue to face significant upward pressure on distribution costs, however we believe that we are taking the appropriate actions to improve 2004 adjusted EBITDA by approximately 2% to 4% while modestly increasing sales up to 3% as our strategic initiatives gain traction," Ferguson concluded.

ABOUT HINES
-----------

Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Thursday, March 11, 2004. This call can be accessed live at Hines Horticulture's web site at www.hineshorticulture.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, intentions, goals concerning 2004 sales and adjusted EBITDA, and other statements contained in the press release that are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2002 and the Company's Form 10-Q for the quarter ended September 30, 2003. These factors include, but are not limited to, general economic trends and seasonality, general agricultural risks beyond our control including risks associated with disease and pests and with sudden oak death, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, potential significant increases in transportation costs and the other factors set forth in such filings.

The Company's annual report and SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.

                                - Tables Follow -

                                                     HINES HORTICULTURE, INC.
                      Results of Operations for the Three and Twelve Months Ended December 31, 2003 and 2002
                                           (Dollars in thousands, except per share data)

                                                       Footnotes       Three Months Ended                Twelve Months Ended
                                                       ---------  -----------------------------     ------------------------------
                                                                   December 31,    December 31,     December 31,      December 31,
                                                                      2003             2002             2003             2002
                                                          (1)      (Unaudited)      (Unaudited)      (Unaudited)
                                                                  -------------    -------------    -------------    -------------
Sales, net                                                        $     40,579     $     40,628     $    338,272     $    336,546
Costs of goods sold                                                     23,375           22,757          167,833          166,994
                                                                  -------------    -------------    -------------    -------------
Gross profit                                                            17,204           17,871          170,439          169,552
% OF SALES                                                                42.4%            44.0%            50.4%            50.4%

Selling and distribution expenses                                       13,619           13,161          101,557           99,154
General and administrative expenses                                      5,042            6,552           22,592           25,976
Other operating (income) expenses                                           --             (671)           1,635           (2,792)
                                                                  -------------    -------------    -------------    -------------
Total operating expenses                                                18,661           19,042          125,784          122,338

Operating (loss) income                                                 (1,457)          (1,171)          44,655           47,214
% OF SALES                                                               -3.6%            -2.9%             13.2%            14.0%

    Interest, net                                                        6,461            5,973           24,927           25,205
    Loss on debt extinguishment                           (3)               --               --            9,235            1,739
    Interest rate swap agreement (income) expense                       (1,214)            (233)          (2,710)           2,573
    Amortization of deferred financing expenses                            443              859            3,202            3,390
    Amortization of bond premiums and warrants                              --              192              569              993
                                                                  -------------    -------------    -------------    -------------
                                                                         5,690            6,791           35,223           33,900
                                                                  -------------    -------------    -------------    -------------
(Loss) income before income taxes                                       (7,147)          (7,962)           9,432           13,314
Income tax (benefit) expense                                            (2,931)          (3,271)           3,867            5,456
                                                                  -------------    -------------    -------------    -------------
(Loss) income from continuing operations                                (4,216)          (4,691)           5,565            7,858

Income (loss) from discontinued operations, net of tax                     135            1,565            4,148           (5,413)
Cumulative effect of change in accounting principle,
   net of tax                                            (2)                --               --               --          (55,148)
                                                                  -------------    -------------    -------------    -------------
Net (loss) income                                                 $     (4,081)    $     (3,126)    $      9,713     $    (52,703)
                                                                  =============    =============    =============    =============
Basic and diluted earnings per share:                    (4)&(5)
    (Loss) income per common share from continuing operations     $      (0.19)    $      (0.21)    $       0.25     $       0.36
    Income (loss) per common share from discontinued operations   $       0.01     $       0.07     $       0.19     $      (0.25)
    Cumulative effect of change in accounting principle           $         --     $         --     $         --     $      (2.50)
                                                                  -------------    -------------    -------------    -------------
    Net (loss) income per common share                            $      (0.18)    $      (0.14)    $       0.44     $      (2.39)
                                                                  =============    =============    =============    =============
Weighted average shares outstanding-Basic                           22,072,549       22,072,549       22,072,549       22,072,549
                                                                  =============    =============    =============    =============
Weighted average shares outstanding-Diluted                         22,137,998       22,072,549       22,072,549       22,078,012
                                                                  =============    =============    =============    =============

EBITDA                                                            $        932     $        879     $     44,814     $     54,040
                                                                  =============    =============    =============    =============
Adjusted EBITDA                                                   $        932     $      1,011     $     55,684     $     53,790
                                                                  ============     ============     ============     =============


SEE ACCOMPANYING FOOTNOTES.


                                  HINES HORTICULTURE, INC.
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Dollars in thousands)

                                                                       December 31,
ASSETS                                                              2003            2002
                                                                -------------  -------------
                                                                 (Unaudited)
Current assets:
    Cash                                                        $         --   $         --
    Accounts receivable, net                                          23,724         25,838
    Inventories                                                      173,090        169,981
    Prepaid expenses and other current assets                          3,157          6,672
                                                                -------------  -------------
                   Total current assets                              199,971        202,491
                                                                -------------  -------------
Fixed assets, net                                                    136,435        140,239
Deferred financing expenses, net                                      10,589          7,137
Deferred income taxes                                                 12,234         12,966
Goodwill                                                              42,979         42,979
                                                                -------------  -------------
                   Total assets                                 $    402,208   $    405,812
                                                                =============  =============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                            $     10,104   $     12,321
    Accrued liabilities                                                9,234         10,911
    Accrued payroll and benefits                                       6,971          6,845
    Accrued interest                                                   5,073          6,034
    Long-term debt, current portion                                    5,789         17,585
    Borrowings on revolving credit facility                           30,318         72,750
    Deferred income taxes                                             65,186         63,994
                                                                -------------  -------------
                   Total current liabilities                         132,675        190,440
                                                                -------------  -------------

Long-term debt                                                       209,287        164,829
Derivative liability                                                   5,320          8,741
Other liabilities                                                      2,196             --

Shareholders' equity                                                  52,730         41,802
                                                                -------------  -------------
                   Total liabilities and shareholders' equity   $    402,208   $    405,812
                                                                =============  =============



                                     HINES HORTICULTURE, INC.
                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          Twelve Months Ended December 31, 2003 and 2002
                                      (Dollars in thousands)

                                                                           December 31,
                                                                        2003            2002
                                                                    -------------   -------------
                                                                     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                               $      9,713    $    (52,703)
    (Income) loss from discontinued operations                            (4,148)          5,413
    Adjustments to reconcile net income (loss) to net cash
            provided by operating activities:
         Cumulative effect of change in accounting principle                  --          55,148
         Depreciation                                                      9,394           8,565
         Loss on debt extinguishment                                       9,235           1,739
         Interest rate swap agreement (income) expense                    (2,710)          2,573
         Amortization of deferred financing costs                          3,771           4,383
         Deferred income taxes                                             3,867           5,456
         Accrued retirement obligations                                     (175)             --
         Loss (gain) on sale of fixed assets                                  73          (2,793)
                                                                    -------------   -------------
                                                                          29,020          27,781

    Change in working capital accounts:
         Accounts receivable                                               1,790           2,344
         Inventories                                                      (3,188)         (5,306)
         Prepaid expenses and other current assets                        (1,305)             42
         Accounts payable and accrued liabilities                         (3,624)          4,851
                                                                    -------------   -------------
            Change in working capital accounts                            (6,327)          1,931
                                                                    -------------   -------------
                        Net cash provided by operating activities         22,693          29,712
                                                                    -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                              (5,589)         (7,209)
    Proceeds from sale of fixed assets                                        --           3,584
    Proceeds from sale of discontinued operations                          5,778         118,948
    Leasehold incentive proceeds                                           2,275              --
    Acquisitions, adjusted                                                    --          (1,265)
    Net cash used by discontinued operations                                  --          (4,320)
                                                                    -------------   -------------
                        Net cash provided by investing activities          2,464         109,738
                                                                    -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Net repayments on revolving line of credit                           (42,432)        (27,250)
    Proceeds from the issuance of long-term debt                         215,000              --
    Repayments of long-term debt                                        (180,555)       (108,000)
    Deferred financing costs                                             (11,637)         (4,200)
    Penalty on early payment of subordinated notes                        (5,533)             --
                                                                    -------------   -------------
                        Net cash used in financing activities            (25,157)       (139,450)
                                                                    -------------   -------------
NET CHANGE IN CASH                                                            --              --

CASH, beginning of year                                                       --              --
                                                                    -------------   -------------
CASH, end of year                                                   $         --    $         --
                                                                    =============   =============

                                                6

                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
            THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)
                        NOTE: SEE ACCOMPANYING FOOTNOTES


"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance costs, loss on early debt extinguishment and certain losses on disposal of fixed assets, less gain (loss) on sale of fixed assets. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. These measures are not calculated in the same manner by all companies and accordingly are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis for our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA and Adjusted EBITDA are also used in covenants in credit facilities and high yield debt indentures to measure the borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. EBITDA and Adjusted EBITDA are calculated as follows:

                                                       Footnotes       Three Months Ended                Twelve Months Ended
                                                       ---------  ------------------------------    ------------------------------
                                                                  December 31,     December 31,     December 31,     December 31,
                                                          (1)         2003             2002             2003             2002
                                                                  -------------    -------------    -------------    -------------
Net (loss) income                                                 $     (4,081)    $     (3,126)    $      9,713     $    (52,703)
Cumulative effect of change in accounting
  principle, net of tax                                                     --               --               --           55,148
(Income) loss from discontinued operations, net of tax                    (135)          (1,565)          (4,148)           5,413
Income tax (benefit) provision                                          (2,931)          (3,271)           3,867            5,456
Amortization of deferred financing expenses                                443              859            3,202            3,390
Amortization of bond premiums and warrants                                  --              192              569              993
Interest rate swap agreement (income) expense                           (1,214)            (233)          (2,710)           2,573
Interest expense                                                         6,461            5,973           24,927           25,205
Depreciation                                                             2,389            2,050            9,394            8,565
                                                                  -------------    -------------    -------------    -------------
EBITDA                                                                     932              879           44,814           54,040
                                                                  -------------    -------------    -------------    -------------

Loss on debt extinguishment                                                 --               --            9,235            1,739
Severance expenses                                                          --              235            1,562              235
(Gain) loss on disposal of fixed assets                                     --             (103)              73           (2,224)
                                                                  -------------    -------------    -------------    -------------
Adjusted EBITDA                                                   $        932     $      1,011     $     55,684     $     53,790
                                                                  =============    =============    =============    =============

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                             (DOLLARS IN THOUSANDS)

GENERAL:

(1) On March 27, 2002, the Company sold the assets of Sun Gro Horticulture, Inc. and the stock of Sun Gro Horticulture Canada Ltd. ("Sun Gro"), its growing media business, to the Sun Gro Horticulture Income Fund, a newly established Canadian income fund. Accordingly, the Company's consolidated financial statements have been restated to reflect the financial position, results of operations and cash flows of the Sun Gro business as discontinued operations.

(2) Effective January 1, 2002, Hines adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). Under SFAS No. 142, goodwill will no longer be amortized, but will be subject to a periodic test for impairment based upon fair values. SFAS No. 142 requires that goodwill be tested annually for impairment using a two-step process. The first step is to identify a potential impairment. The second step is to measure the amount of the impairment loss. In the year of adoption, the initial testing must be done as of the beginning of the fiscal year. For this transition testing, the first step must be completed within six months and the second step must be completed by the end of the Company's fiscal 2002 year.

         The Company completed the first step of the transition testing by June 30, 2002 and completed the second step by December 31, 2002. As a result, the pre-tax impairment charge related to goodwill as of January 1, 2002 was determined to be $78,757. As required by SFAS No. 142, the impairment charge was recorded net of its associated $23,609 tax benefit in the first quarter as a cumulative change in accounting principle, effective as of January 1, 2002. Net income was reduced by the amount of the after-tax impairment charge.

INCOME STATEMENT:
-----------------

(3) In September 2003, the Company completed its refinancing. The Company used the proceeds to pay off existing debt, which resulted in a loss of $7,888 related to the write-off of unamortized financing costs and other early extinguishment expenses. In addition, due to the extinguishment of debt, the Company also wrote off the remaining amounts in other comprehensive income of $1,347, which were incurred when the Company entered into its swap agreement. In 2002, the Company received net proceeds of approximately $119,000 from the sale of the Sun Gro business, which were used to pay down outstanding debt. The early extinguishment of debt resulted in a loss related to the write-off of unamortized financing costs of $1,739 during the three months ended March 31, 2002.

(4) Basic earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares outstanding during the period.

(5) Diluted earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares and dilutive common share equivalents outstanding during the period.